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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF ADMINISTAFF, INC.

- Administaff of Texas, Inc., a Delaware corporation and wholly owned subsidiary of Administaff, Inc.

- Administaff Enterprises, Inc., a Texas corporation and wholly owned subsidiary of Administaff of Texas, Inc.

- Administaff Financial Management Services, Inc., a Delaware corporation and wholly owned subsidiary of Administaff of Texas, Inc.

- Administaff Partnerships Holding, Inc., a Delaware corporation and wholly owned subsidiary of Administaff of Texas, Inc.

- Administaff Captive Insurance Companies Limited, a Bermuda corporation and wholly owned subsidiary of Administaff Partnerships Holding, Inc.

- Administaff Retirement Services, L.P., a Delaware limited partnership, with Administaff of Texas, Inc. being a 1% general partner and Administaff Partnerships Holding, Inc. being a 99% limited partner.

- Administaff Services, L.P., a Delaware limited partnership, with Administaff of Texas, Inc. being a 1% general partner and Administaff Partnerships Holding, Inc. being a 99% limited partner.

- Administaff Partnerships Holding II, Inc., a Delaware corporation and wholly owned subsidiary of Administaff Services, L.P.

- Administaff GP, Inc., a Delaware corporation and wholly owned subsidiary of Administaff Services, L.P.

- Administaff Client Services, L.P., a Delaware limited partnership, with Administaff GP, Inc. being a 1% general partner and Administaff Partnerships Holding II, Inc. being a 99% limited partner.

- Administaff Companies, Inc., a Delaware corporation and wholly owned subsidiary of Administaff of Texas, Inc.

- Administaff Partnerships Holding III, Inc., a Delaware corporation and wholly owned subsidiary of Administaff Companies, Inc.

- Administaff Companies II, L.P., a Delaware limited partnership, with Administaff Companies, Inc. being a 1% general partner and Administaff Partnerships Holding III, Inc. being a 99% limited partner.

- Administaff Insurance Services, L.L.C., a Delaware limited liability corporation and wholly owned subsidiary of Administaff Companies II, L.P.